Exhibit 5.1

                     SILVERMAN SCLAR BYRNE SHIN & BYRNE P.C.
                        381 Park Avenue South, Suite 1601
                            New York, New York 10016
                              Tel. No. 212-779-8600

                        Telecopy Number - (212) 779-8858

                                  May 20, 2003

Board of Directors
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, PA 19103

Re: Hemispherx Biopharma, Inc. - Registration Statement on Form S-3

Gentlemen:

We have acted as counsel for Hemispherx Biopharma, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3 relating to the registration under the Securities Act of 1933, as amended (the "Act"), of the following shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"): 3,716,438 shares (the "Debenture Shares") issuable upon conversion of the Company's 6% Senior Secured Convertible Debentures due 2005 (the "Debentures") based upon the conversion price of the Debentures as of the date hereof, 743,288 shares (the "Warrant Shares") issuable upon exercise of certain outstanding warrants of the Company issued on March 12, 2003 (the "Warrants"), 446,287 shares (the "Interest Shares") issuable as payment of interest on the Debentures, 1,717,105 shares (the "Antidilution Shares") issuable upon conversion of the Debentures or exercise of the Warrants as a result of adjustments to the conversion price of the Debentures or the exercise price of the Warrants, as the case may be, in accordance with the respective terms thereof, 487,028 shares issued to Interferon Sciences, Inc. (the "ISI Shares") and 347,445 shares issued to Provesan SA (the "Provesan Shares"). The Debenture Shares, Warrant Shares, Interest Shares, Antidilution Shares, ISI Shares and Provesan Shares are to be offered and sold by certain securityholders of the Company (the "Selling Stockholders").

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that (i) the Debenture Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company upon conversion of the Debentures in accordance with the Debentures, will be legally issued, fully paid and nonassessable, (ii) the Warrant Shares to be offered and sold by the Selling Stockholders



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have been duly authorized and, when issued by the Company upon exercise of the
Warrants in accordance with the Warrants, will be legally issued, fully paid and nonassessable, (iii) the Interest Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company as payment of interest on the Debentures in accordance with the Debenture, will be legally issued, fully paid and nonassessable, (iv) the Antidilution Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued by the Company upon conversion of the Debentures in accordance with the Debenture or upon exercise of the Warrants in accordance with the Warrants, as the case may be, will be legally issued, fully paid and nonassessable, (v) the ISI Shares to be offered and sold by the Selling Stockholders have been duly authorized, and are legally issued, fully paid and nonassessable, and (vi) the Provesan Shares to be offered and sold by the Selling Stockholders have been duly authorized, and are legally issued, fully paid and nonassessable.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                     Very truly yours,

                                     s/ Silverman Sclar Byrne Shin & Byrne P.C.

                                     Silverman Sclar Byrne Shin & Byrne P.C.